EXHIBIT 10.1
Execution Version
SECURITIES PURCHASE AGREEMENT
          THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made as of the 17th day of April, 2011, by and among Mad Catz Interactive, Inc., a corporation organized under the Canada Business Corporations Act (the “Company”), and the Investors set forth on the signature pages affixed hereto (each an “Investor” and collectively the “Investors”).
Recitals
          A. The Company and the Investors are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended; and
          B. The Investors wish to purchase from the Company, and the Company wishes to sell and issue to the Investors, upon the terms and conditions stated in this Agreement, (i) an aggregate of 6,352,293 shares of the Company’s Common Stock, no par value (together with any securities into which such shares may be reclassified, whether by merger, charter amendment or otherwise, the “Common Stock”), at purchase price of $1.92 per share, and (ii) warrants to purchase an aggregate of 2,540,918 shares of Common Stock (subject to adjustment) at an exercise price of $2.56 per share (subject to adjustment) in the form attached hereto as Exhibit A (the “Warrants”); and
          C. Contemporaneous with the sale of the Common Stock and Warrants, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit B (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws; and
          D. The Company has engaged Roth Capital Partners, LLC as its placement agent (the “Placement Agent”) for the offering of the Shares and Warrants on a “best efforts” basis.
          In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:
          “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.

          “AMEX” means the NYSE AMEX.
          “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.
          “Closing” means the closing of the purchase and sale of the Shares and the Warrants pursuant to this Agreement.
          “Closing Date” means the day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in this Agreement are satisfied, or such other date as the parties may agree.
          “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option (other than stock options issued pursuant to equity compensation plans approved by the Company’s stockholders), warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
          “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.
          “Confidential Information” means trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, processes, procedures and techniques, research and development information, computer program code, performance specifications, support documentation, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information).
          “Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
          “Effective Date” means the date on which the initial Registration Statement is declared effective by the SEC.
          “Effectiveness Deadline” means the date on which the initial Registration Statement is required to be declared effective by the SEC under the terms of the Registration Rights Agreement.
          “Eligible Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE AMEX, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).
          “Escrow Agent” has the meaning set forth in Section 3.3.

          “Escrow Amount” has the meaning set forth in Section 3.3.
          “Exercise Date” means the earlier of the date that (a) all of the Registrable Securities (as defined in the Registration Rights Agreement) have been registered for resale by the holders thereof pursuant to a registration statement(s) declared effective by the SEC and (b) all of the Shares and Warrant Shares have been sold pursuant to Rule 144 or may be sold pursuant to Rule 144 (assuming cashless exercise thereof) without volume or manner-of-sale restrictions.
          “Intellectual Property” means all of the following: (i) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; and (v) proprietary computer software (including but not limited to data, data bases and documentation).
          “Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company and its Subsidiaries taken as a whole, (ii) a material adverse effect on the legality, validity or enforceability of any Transaction Document or (iii) the ability of the Company to perform its obligations under the Transaction Documents.
          “Material Contract” means any contract, instrument or other agreement to which the Company or any Subsidiary is a party or by which it is bound which has been filed or was required to have been filed as an exhibit to the SEC Filings pursuant to Item 601(b)(4) or Item 601(b)(10) of Regulation S-K.
          “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.
          “Purchase Price” means Twelve Million, One Hundred Ninety Six Thousand, Four Hundred Dollars ($12,196,400).
          “Registration Statement” has the meaning set forth in the Registration Rights Agreement.
          “Required Investors” has the meaning set forth in the Registration Rights Agreement.
          “SEC Filings” has the meaning set forth in Section 4.6.
          “Securities” means the Shares, the Warrants and the Warrant Shares.

          “Shares” means the shares of Common Stock being purchased by the Investors hereunder.
          “Subsidiary” of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
          “Trading Day” means a day on which the principal Eligible Market is open for trading.
          “Transaction Documents” means this Agreement, the Warrants and the Registration Rights Agreement.
          “Transfer Agent” means Computershare Trust Company of Canada, or any successor transfer agent for the Company.
          “TSX” means the Toronto Stock Exchange.
          “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on an Eligible Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Eligible Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time), (b) if the OTC Bulletin Board is not an Eligible Market, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board, (c) if the Common Stock is not then listed or quoted for trading on the OTC Bulletin Board and if prices for the Common Stock are then reported in the “Pink Sheets” published by Pink OTC Markets, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Securities then outstanding and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.
          “Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.
          “1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
          “1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     2. Purchase and Sale of the Shares and Warrants. Subject to the terms and conditions of this Agreement, on the Closing Date, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Shares and Warrants in the respective amounts set forth opposite the Investors’ names on the signature pages attached hereto in exchange for the Purchase Price as specified in Section 3 below.
     3. Closing.
          3.1 Closing. The Closing of the purchase and sale of the Shares and Warrants shall take place at the offices of Durham, Jones & Pinegar, P.C., 192 East 200 North, St. George, Utah, on the Closing Date or at such other locations or remotely by facsimile transmission or other electronic means as the parties may mutually agree.
          3.2 Form of Payment. On the Closing Date, (i) the Company and the Placement Agent shall instruct the Escrow Agent to wire the Escrow Amount in accordance with the terms of Section 3.3 and (ii) the Company shall (a) irrevocably instruct the Transfer Agent to deliver to each Investor one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5.7 hereof) evidencing the number of Shares such Investor is purchasing and (b) deliver to each Investor a warrant, free and clear of all restrictive and other legends (except as expressly provided in Section 5.7 hereof) evidencing the number of Warrants such Investor is purchasing, in each case within three (3) Business Days after the Closing, duly executed on behalf of the Company and registered in the name of such Investor.
          3.3 Escrow.
               (a) One day following the execution and delivery of this Agreement by an Investor, such Investor shall promptly cause a wire transfer of immediately available funds (U.S. dollars) in an amount representing such Investor’s Subscription Amount to be paid to a non-interest bearing escrow account of Escrow, LLC (the “Escrow Agent”) (the aggregate amounts received being held in escrow by the Escrow Agent are referred to herein as the “Escrow Amount”). The Escrow Agent shall hold the Escrow Amount in escrow in accordance with Section 3.3(b) below.
               (b) The Escrow Agent shall continue to hold the Escrow Amount in escrow in accordance with and subject to this Agreement, from the date of its receipt of the funds constituting the Escrow Amount until the soonest of:
                    (i) in the case of the termination of this Agreement in accordance with Section 6.3, in which case, if the Escrow Agent then holds any portion of the Escrow Amount, then: (A) the Escrow Agent shall return the portion of the Escrow Amount received from each Investor which it then holds, to each such Investor, in accordance with written wire transfer instructions received from such Investor; and (B) if Escrow Agent has not received written wire transfer instructions from any Investor before the 30th day after such termination date, then the Escrow Agent may, in its sole and absolute discretion, either (x) deposit that portion of the Escrow Amount to be returned to such Investor in a court of competent jurisdiction on written notice to such Investor, and Escrow Agent shall thereafter have no further liability with respect to such deposited funds, or (y) continue to hold such portion of the Escrow Amount pending receipt of written wire transfer instructions from such Investor or an order from a court of competent jurisdiction; OR
                    (ii) in the case of the Closing, receipt of written instructions from the Company and the Placement Agent that the Closing shall have been consummated, in which case, the Escrow Agent shall release the Escrow Amount constituting the aggregate purchase price as follows: (A) to the Placement Agent, the fees payable to such Placement Agent, and (B) the balance of the aggregate purchase price to the Company.
     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors and the Placement Agent that, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):
          4.1 Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority to carry on its business as now conducted and to own or lease its properties. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and would not reasonably be expected to have a Material Adverse Effect. The Company’s Subsidiaries are listed on Schedule 4.1 hereto.
          4.2 Authorization. The Company has corporate power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles.
          4.3 Capitalization. Schedule 4.3 sets forth as of the date hereof (a) the authorized capital stock of the Company; (b) the number of shares of capital stock issued and outstanding; (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans; and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Shares and the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and Canadian or United States federal securities law and any rights of third parties. Except as described on Schedule 4.3, all of the issued and outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights, were issued in full compliance with applicable state and Canadian or United States federal securities law and any rights of third parties and are owned by the Company, beneficially and of record, subject to no lien, encumbrance or other adverse claim. Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company or other rights that would obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors). Except as described on Schedule 4.3, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any of its Subsidiaries is or may be obligated to issue any equity securities of any kind and except as contemplated by this Agreement, neither the Company nor any of its Subsidiaries is currently in negotiations for the issuance of any equity securities of any kind. Except as described on Schedule 4.3 and except for the Registration Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.
          Except as described on Schedule 4.3, the issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security.
          Except as described on Schedule 4.3, the Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
          4.4 Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Investors), except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws. The Warrants have been duly and validly authorized. Upon the due exercise of the Warrants, the Warrant Shares will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors. The Company has reserved a sufficient number of shares of Common Stock for issuance upon the exercise of the Warrants.
          4.5 Consents. Except as described on Schedule 4.5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and Canadian or United States federal securities laws which the Company undertakes to file within the applicable time periods. Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provision of the Company’s Articles of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investors as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investors or the exercise of any right granted to the Investors pursuant to this Agreement or the other Transaction Documents.
          4.6 Delivery of SEC Filings; Business. The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (the “10-K”), and all other reports filed by the Company pursuant to the 1934 Act since the filing of the 10-K and prior to the date hereof (collectively, the “SEC Filings”). The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such period. The Company and its Subsidiaries are engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company and its Subsidiaries, taken as a whole.
          4.7 Use of Proceeds. The net proceeds of the sale of the Shares and the Warrants hereunder shall be used by the Company to repay certain indebtedness of the Company and for working capital and general corporate purposes.
          4.8 No Material Adverse Change. Since December 31, 2010, except as identified and described in the SEC Filings or as described on Schedule 4.8, there has not been:
               (i) any change in the consolidated assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2010, except for changes in the ordinary course of business which have not had and would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate;
               (ii) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
               (iii) any material damage, destruction or loss, whether or not covered by insurance to any assets or properties of the Company or its Subsidiaries;

               (iv) any waiver, not in the ordinary course of business, by the Company or any Subsidiary of a material right or of a material debt owed to it;
               (v) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company or a Subsidiary, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company and its Subsidiaries taken as a whole (as such business is presently conducted);
               (vi) any change or amendment to the Company’s Articles of Incorporation or Bylaws, or material change to any material contract or arrangement by which the Company or any Subsidiary is bound or to which any of their respective assets or properties is subject;
               (vii) any material labor difficulties or labor union organizing activities with respect to employees of the Company or any Subsidiary;
               (viii) any material transaction entered into by the Company or a Subsidiary other than in the ordinary course of business;
               (ix) the loss of the services of any key employee, or material change in the composition or duties of the senior management of the Company or any Subsidiary;
               (x) the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect; or
               (xi) any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
     The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Securities contemplated by this Agreement, no material event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date.
          4.9 SEC Filings; S-3 Eligibility.
               (a) At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

               (b) Each registration statement and any amendment thereto filed by the Company since January 1, 2008 pursuant to the 1933 Act and the rules and regulations thereunder, as of the date such statement or amendment became effective, complied as to form in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading; and each prospectus filed pursuant to Rule 424(b) under the 1933 Act, as of its issue date and as of the closing of any sale of securities pursuant thereto did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
               (c) As of the date of this Agreement, the Company is permitted to register the resale of the Securities for resale by the Purchaser on Form S-3 promulgated under the 1933 Act.
          4.10 No Conflict, Breach, Violation or Default. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of (a) any of the terms and provisions of, or constitute a default under the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof, or (b) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary or any of their respective assets or properties, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien, encumbrance or other adverse claim upon any of the properties or assets of the Company or any Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, except in the case of clauses (i)(b) and (ii) above, such as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
          4.11 Tax Matters. The Company and each Subsidiary has timely prepared and filed all tax returns required to have been filed by the Company or such Subsidiary with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it, other than taxes that the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been established. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company or any Subsidiary nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any Canadian or United States federal, state or local taxing authority except for any assessment which is not material to the Company and its Subsidiaries, taken as a whole. All taxes and other assessments and levies that the Company or any Subsidiary is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due, other than taxes that the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been established. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any Subsidiary or any of their respective assets or property. Except as described on Schedule 4.11, there are no outstanding tax sharing agreements or other such arrangements between the Company and any Subsidiary or other corporation or entity.
          4.12 Title to Properties. Except as disclosed in the SEC Filings, the Company and each Subsidiary has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company and each Subsidiary holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.
          4.13 Certificates, Authorities and Permits. The Company and each Subsidiary possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or such Subsidiary, could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate.
          4.14 Labor Matters.
          (a) Except as set forth on Schedule 4.14, the Company is not a party to or bound by any collective bargaining agreements or other agreements with labor organizations. The Company has not violated in any material respect any laws, regulations, orders or contract terms, affecting the collective bargaining rights of employees, labor organizations or any laws, regulations or orders affecting employment discrimination, equal opportunity employment, or employees’ health, safety, welfare, wages and hours.
          (b) (i) There are no labor disputes existing, or to the Company’s Knowledge, threatened, involving strikes, slow-downs, work stoppages, job actions, disputes, lockouts or any other disruptions of or by the Company’s employees, (ii) there are no unfair labor practices or petitions for election pending or, to the Company’s Knowledge, threatened before the National Labor Relations Board or any other Canadian or United States federal, state or local labor commission relating to the Company’s employees, (iii) no demand for recognition or certification heretofore made by any labor organization or group of employees is pending with respect to the Company and (iv) to the Company’s Knowledge, the Company enjoys good labor and employee relations with its employees and labor organizations.
          (c) The Company is, and at all times has been, in compliance in all material respects with all applicable laws respecting employment (including laws relating to classification of employees and independent contractors) and employment practices, terms and conditions of employment, wages and hours, and immigration and naturalization. There are no claims pending against the Company before the Equal Employment Opportunity Commission or any other administrative body or in any court asserting any violation of Title VII of the Civil Rights Act of 1964, the Age Discrimination Act of 1967, 42 U.S.C. §§ 1981 or 1983 or any other Canadian or

United States federal, state or local Law, statute or ordinance barring discrimination in employment.
          (d) Except as disclosed in the SEC Filings or as described on Schedule 4.14, the Company is not a party to, or bound by, any employment or other contract or agreement that contains any severance, termination pay or change of control liability or obligation, including, without limitation, any “excess parachute payment,” as defined in Section 280G(b) of the Internal Revenue Code.
          (e) Except as specified in Schedule 4.14, each of the Company’s employees is a Person who is either a United States citizen or a permanent resident entitled to work in the United States. To the Company’s Knowledge, the Company has no liability for the improper classification by the Company of such employees as independent contractors or leased employees prior to the Closing.
     To the Company’s Knowledge, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.
          4.15 Intellectual Property.
               (a) All material Intellectual Property of the Company and its Subsidiaries is currently in compliance in all material respects with all legal requirements (including timely filings, proofs and payments of fees) and to the Company’s Knowledge is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.
               (b) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.
               (c) Except as specified in Schedule 4.15, the Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s and each of its Subsidiaries’ respective businesses as currently conducted and for the ownership, maintenance and operation of the Company’s and its Subsidiaries’ properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license). The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.
               (d) The conduct of the Company’s and its Subsidiaries’ businesses as currently conducted does not, to the Company’s Knowledge, infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted are not being Infringed by any third party. Except as set forth on Schedule 4.15, there is no material litigation or order pending or outstanding or, to the Company’s Knowledge, threatened, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company’s and its Subsidiaries’ use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.
               (e) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s or any of its Subsidiaries’ ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted.
               (f) The Company and its Subsidiaries have taken reasonable steps to protect the Company’s and its Subsidiaries’ rights in their Confidential Information. Each employee, consultant and contractor who has had access to Confidential Information which is necessary for the conduct of Company’s and each of its Subsidiaries’ respective businesses as currently conducted has executed an agreement to maintain the confidentiality of such Confidential Information and has executed appropriate agreements that are substantially consistent with the Company’s standard forms thereof. Except under confidentiality obligations, to the Company’s Knowledge there has been no material disclosure of any of the Company’s or its Subsidiaries’ Confidential Information to any third party.

          4.16 Environmental Matters. To the Company’s Knowledge, neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), except for such violations as would not reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and, except as described on Schedule 4.16, there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.
          4.17 Litigation. Except as described on Schedule 4.17, there are no pending material actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated. Neither the Company nor any Subsidiary, nor any director or officer thereof, is or since April 1, 2009 has been the subject of any action involving a claim of violation of or liability under Canadian or United States federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the Company’s Knowledge, there is not pending or contemplated, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the 1933 Act or the 1934 Act.
          4.18 Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the 1934 Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.18, neither the Company nor any of its Subsidiaries has incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.
          4.19 Insurance Coverage. The Company and each Subsidiary maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and each Subsidiary. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
          4.20 Compliance with AMEX and TSX Continued Listing Requirements. The Company is in compliance in all material respects with applicable AMEX and TSX continued listing requirements. There are no proceedings pending or, to the Company’s Knowledge, threatened against the Company relating to the continued listing of the Common Stock on AMEX and the TSX and the Company has not received any notice of, nor to the Company’s Knowledge is there any basis for, the delisting of the Common Stock from AMEX or the TSX.
          4.21 Brokers and Finders. No Person, other than the Placement Agent, will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than as described in Schedule 4.21.
          4.22 No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.
          4.23 No Integrated Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 hereof, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of (i) the 1933 Act which would require the registration of any such securities under the 1933 Act, or (ii) any applicable shareholder approval provisions of any Eligible Market on which any of the securities of the Company are listed or designated.
          4.24 Private Placement. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 5 hereof, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Eligible Market.
          4.25 Questionable Payments. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any of their respective current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, has on behalf of the Company or any Subsidiary or in connection with their respective businesses: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (d) made any false or fictitious entries on the books and records of the Company or any

Subsidiary; or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
          4.26 Transactions with Affiliates. Except as disclosed in the SEC Filings or as disclosed on Schedule 4.26, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          4.27 Internal Controls. The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the SEC Filings, the Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.
          4.28 Foreign Corrupt Practices. Neither the Company nor any Subsidiary, to the Company’s Knowledge or the knowledge of any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
          4.29 Regulation M Compliance. The Company has not, and to the Company’s Knowledge, no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.
          4.30 Registration Rights. Other than each of the Investors, no Person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company or any Subsidiary.
          4.31 Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the 1934 Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company has not, in the 12 months preceding the date hereof, received notice from any Eligible Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Eligible Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements.
          4.32 Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Investors’ ownership of the Securities.
          4.33 Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). To the Company’s Knowledge, the Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. Schedule 4.33 sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $1,000,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $1,0000,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.
          4.34 Disclosures. Neither the Company nor any Person acting on its behalf has provided the Investors or their agents or counsel with any information that constitutes or might constitute material, non-public information, other than the terms of the transactions contemplated hereby. Any written materials furnished by or on behalf of the Company to the Investors regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, are true and correct in all material respects and do not contain any untrue statements of a material fact or omit to state any material facts necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that (i) no Investor makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 5 hereof, and (ii) that the representations contained in Section 5 shall not modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.
          4.35 Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     5. Representations and Warranties of the Investors. Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

          5.1 Organization and Existence. Such Investor is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.
          5.2 Authorization. The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and each will constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally. All consents, approvals, orders and authorizations required on the part of such Investor in connection with the execution, delivery or performance of each Transaction Document and the consummation of the transactions contemplated hereby and thereby have been obtained and are effective as of the date hereof.
          5.3 Purchase Entirely for Own Account. The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act or any applicable state securities laws without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable Canadian or United States federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time. Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.
          5.4 Investment Experience. Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby. Such Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Shares and Warrants and such Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to such Investor in connection with the transactions contemplated by the Transaction Documents.
          5.5 Disclosure of Information. Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities. Such Investor acknowledges receipt of copies of the SEC Filings. Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, limit or otherwise affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

          5.6 Restricted Securities. Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances. Such Investor understands that the Securities will be subject to resale restrictions in Canada under applicable Canadian securities laws and the Investor covenants that it will comply with such restrictions.
          5.7 Legends. It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:
               (a) “THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U. S. SECURITIES ACT”). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE COMPANY THAT THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED OTHER THAN PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OR (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, OR (C) WITHIN THE UNITED STATES IN ACCORDANCE WITH (1) RULE 144A UNDER THE U.S. SECURITIES ACT OR (2) RULE 144 UNDER THE U.S. SECURITIES ACT OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT, IF AVAILABLE. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE U.S. SECURITIES ACT OR SUCH OTHER LOAN SECURED BY SUCH SECURITIES. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT, WITH RESPECT TO SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA, THE FOLLOWING PROCEDURE COMPLIES WITH U.S. SECURITIES LAWS AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”, MAY BE OBTAINED FROM THE COMPANY’S REGISTRAR AND TRANSFER AGENT UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY’S REGISTRAR AND TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT.”
               (b) “THE HOLDER, BY ITS ACCEPTANCE OF THIS SECURITY, REPRESENTS, ACKNOWLEDGES, AND AGREES THAT IT WILL NOT AND WILL NOT BE ENTITLED TO SELL OR TRANSFER THE SECURITIES INTO CANADA OR TO RESIDENTS OF CANADA, EXCEPT IN COMPLIANCE WITH APPLICABLE CANADIAN SECURITIES LAWS. NO SALE OR TRANSFER INTO CANADA OR TO A CANADIAN RESIDENT WILL BE REGISTERED BY THE COMPANY’S TRANSFER AGENT AND

ANY ATTEMPT TO EFFECT SUCH A TRANSFER IS INVALID UNLESS MADE IN COMPLIANCE WITH THE ABOVE-NOTED RESTRICTIONS. WITH RESPECT TO SALES OR TRANSFERS OF THIS SECURITY INTO CANADA OR TO RESIDENTS OF CANADA OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE, UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [4 MONTHS AND ONE DAY FROM CLOSING DATE].”
               (c) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.
          5.8 Accredited Investor. Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act. Such Investor was not organized for the purpose of acquiring the Securities and is not required to be registered as a broker-dealer under Section 15 of the 1934 Act.
          5.9 No General Solicitation. Such Investor did not learn of the investment in the Securities as a result of any general solicitation or general advertising.
          5.10 Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.
          5.11 Prohibited Transactions. Since the earlier of (a) such time as such Investor was first contacted by the Company or the Placement Agent or any other Person acting on behalf of the Company or the Placement Agent regarding the transactions contemplated hereby or (b) thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Investor makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 9.7, (ii) no Investor shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 9.7 and (iii) no Investor shall have any duty of confidentiality to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 9.7. Notwithstanding the foregoing, in the case of a Investor that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Investor’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Investor’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.
          5.12 Canadian Securities Provisions. Such Investor is not resident in any province or territory of Canada and acknowledges that (i) no securities commission or similar regulatory authority in Canada has reviewed or passed on the merits of the Securities, (ii) there is no Canadian government or other insurance covering the Securities, (iii) there are risks associated with the purchase of the Securities, (iv) there are restrictions on the Investors’ ability to resell the Securities in Canada and it is the responsibility of the Investor to find out what those restrictions are and to comply with them before selling the Securities in Canada, and (v) the Company has advised the Investor that the Company is relying on an exemption from the requirements of Canadian law to provide the Investor with a prospectus and to sell securities through a Person registered to sell securities under applicable Canadian provincial securities legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the applicable securities legislation, including rights of rescission or damages, will not be available to the Investor, the Investor may not receive information that might otherwise be required to be provided under such legislation and the Company is relieved from certain disclosure obligations that would otherwise apply under such legislation.
     6. Conditions to Closing.
          6.1 Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Shares and the Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):
               (a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Closing Date as so qualified, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date as so qualified, and, the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing Date.
               (b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.
               (c) The Company shall have executed and delivered the Registration Rights Agreement.
               (d) The Company shall have received confirmation from AMEX and the TSX to the effect that the issuance and sale of the Securities as contemplated hereby will not require stockholder approval pursuant to the requirements of the AMEX or the TSX rules and regulations.
               (e) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.
               (f) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (a), (b), (d), (e) and (i) of this Section 6.1.
               (g) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.
               (h) The Investors and the Placement Agent shall have received an opinion from McMillan LLP, the Company’s Canadian counsel, and Durham Jones & Pinegar, P.C., the Company’s U.S. counsel, each dated as of the Closing Date, in form and substance reasonably acceptable to the Investors and the Placement Agent and addressing such legal matters as the Investors and the Placement Agent may reasonably request.

               (i) No stop order or suspension of trading shall have been imposed by AMEX, the TSX, the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.
          6.2 Conditions to Obligations of the Company. The Company’s obligation to sell and issue the Shares and the Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:
               (a) The representations and warranties made by the Investors in Section 5 hereof, other than the representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9 (the “Investment Representations”), shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investment Representations shall be true and correct in all respects when made, and shall be true and correct in all respects on the Closing Date with the same force and effect as if they had been made on and as of said date. The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.
               (b) The Investors shall have executed and delivered the Registration Rights Agreement.
               (c) The Investors shall have delivered the Purchase Price to the Company.
          6.3 Termination of Obligations to Effect Closing; Effects.
               (a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the Closing shall terminate as follows:
                    (i) Upon the mutual written consent of the Company and the Investors;
                    (ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;
                    (iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or
                    (iv) By either the Company or any Investor (with respect to itself only) if the Closing has not occurred on or prior to April 25, 2011;

provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.
          (b) In the event of termination by the Company or any Investor of its obligations to effect the Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors by the Company and the other Investors shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Investors. Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.
     7. Covenants and Agreements of the Company.
          7.1 Reservation of Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants issued pursuant to this Agreement in accordance with their respective terms.
          7.2 Reports. The Company will furnish to the Investors and/or their assignees such information relating to the Company and its Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.
          7.3 No Conflicting Agreements. The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.
          7.4 Insurance. The Company shall not materially reduce the insurance coverages described in Section 4.19.
          7.5 Compliance with Laws. The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.
          7.6 Listing of Underlying Shares and Related Matters. Promptly following the date hereof, the Company shall take all necessary action to cause the Shares and the Warrant

Shares to be listed on AMEX and the TSX no later than the Closing Date. Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Shares and the Warrant Shares and will take such other action as is necessary to cause such Common Stock to be so listed. Unless the Company’s Common Stock becomes listed on an alternative national exchange, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on AMEX and the TSX and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.
          7.7 Termination of Covenants. The provisions of Sections 7.2 through 7.5 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Registration Rights Agreement to register or maintain the effectiveness of any registration covering the Registrable Securities (as such term is defined in the Registration Rights Agreement) shall terminate.
          7.8 Removal of Legends.
               (a) The Company acknowledges and agrees that an Investor may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Investor’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of Selling Stockholders (as defined in the Registration Rights Agreement) thereunder.
               (b) Certificates evidencing the Securities shall not contain any legend (including the legends set forth in Section 5.7 hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the 1933 Act, (ii) following any sale of such Securities pursuant to Rule 144, (iii) if such Securities are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Securities and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Effective Date if required by the Transfer Agent to effect the removal of the legend hereunder. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Warrant Shares, or if such Shares or Warrant Shares may be sold under Rule 144 and the Company is then in compliance with the current public information required under Rule 144, or if the Shares or Warrant Shares may be sold under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares or Warrant Shares or if such legend is not otherwise required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC) then such Warrant Shares shall be issued free of all legends. The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 7.8, it will, no later than three Trading Days following the delivery by a Investor to the Company or the Transfer Agent of a certificate representing Securities issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Investor a certificate representing such Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 7.8. Certificates for Securities subject to legend removal hereunder shall be transmitted by the Transfer Agent to the Investor by crediting the account of the Investor’s prime broker with the Depository Trust Company System as directed by such Investor. Any Transfer Agent fees associated with the removal of such legends shall be borne by the Company.
               (c) In addition to such Investor’s other available remedies, the Company shall pay to a Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Shares or Warrant Shares (based on the VWAP of the Common Stock on the date such Securities are submitted to the Transfer Agent) delivered for removal of the restrictive legend and subject to Section 5.7, $10 per Trading Day (increasing to $20 per Trading Day five (5) Trading Days after such damages have begun to accrue) for each Trading Day after the second (2nd) Trading Day after the Legend Removal Date until such certificate is delivered without a legend. Nothing herein shall limit such Investor’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Investor shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief
Notwithstanding the provisions of this Section 7.8, neither the Company nor the Transfer Agent shall remove any legends imposed by TSX or Canadian securities laws or issue replacement certificates without such legends prior to the day that is four months plus one day following the Closing Date.
          7.9 Equal Treatment of Investors. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

          7.10 Subsequent Equity Sales. From the date hereof until 30 days after the Exercise Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents, other than any issuance in connection with, or specifically to provide the financing for, any acquisition by the Company or any Subsidiary of the capital stock, business or assets of any Person (“Subsequent Financing”); provided, however, that the 30 day period set forth in this Section 7.10 shall be extended for the number of Trading Days during such period in which (i) trading in the Common Stock is suspended by any Trading Market, or (ii) following the Exercise Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Investors for the resale of the Shares and Warrant Shares.
          7.11 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Investor. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Investors at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Investor.
          7.12 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to any exercise of the Warrants.
          7.13 Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Common Stock on the Eligible Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Shares and Warrant Shares on such Eligible Market and promptly secure the listing of all of the Shares and Warrant Shares on such Eligible Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Eligible Market, it will then include in such application all of the Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Shares and Warrant Shares to be listed or quoted on such other Eligible Market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing or quotation and trading of its Common Stock on an Eligible Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Eligible Market. For avoidance of doubt and notwithstanding this clause or any section of this Agreement and all agreements related to this transaction, the Company shall not be restricted in any manner from undertaking a strategic transaction in which the Company is acquired for fair value in normal and customary manner.
     8. Survival and Indemnification.

          8.1 Survival. The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement until the expiration of the applicable statute of limitations.
          8.2 Indemnification. The Company agrees to indemnify and hold harmless each Investor and their Affiliates and their respective directors, officers, trustees, members, managers, employees and agents, and their respective successors and assigns, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, and will reimburse any such Person for all such amounts as they are incurred by such Person.
          8.3 Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.
     9. Miscellaneous.
          9.1 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable, provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Investors. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Common Stock is converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Shares” shall be deemed to refer to the securities received by the Investors in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto and the Placement Agent or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          9.2 Counterparts; Faxes. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.
          9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile transmission, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:
If to the Company:
Mad Catz Interactive, Inc.
7480 Mission Valley Road, Suite 101
San Diego, CA 92108
Attention: General Counsel
Fax: (619) 683-9839

With a copy to:
Durham Jones & Pinegar P.C.
192 East 200 North
3rd Floor
St. George, Utah 84770
Attention: Joshua Little
Fax: (435) 674-0400
If to the Investors:
to the addresses set forth on the signature pages hereto.
          9.5 Expenses. The parties hereto shall pay their own costs and expenses in connection herewith, except that the Company shall pay (i) the reasonable fees and expenses of the Placement Agent not to exceed $50,000, regardless of whether the transactions contemplated hereby are consummated, and (ii) $25,000 for the legal fees of Empery Asset Master, Ltd., in its capacity as lead investor, which amount the Company agrees shall be withheld by such Investor from the amount to be paid by such Investor pursuant to Section 3.3. Such expenses shall be paid upon demand.
          9.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding a majority of the Shares sold hereunder plus the Warrant Shares issuable upon exercise of the Warrants sold hereunder. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.
          9.7 Publicity. Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company) (which consents shall not be unreasonably withheld), except as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market, in which case the Company or the Investors, as the case may be, shall allow the Investors or the Company, as applicable, to the extent reasonably practicable in the circumstances, reasonable time to comment on such release or announcement in advance of such issuance. By 8:30 a.m. (New York City time) on the Trading Day immediately following the Closing Date, the Company shall issue a press release disclosing the consummation of the transactions contemplated by this Agreement and will file a Current Report on Form 8-K attaching the press release described in the foregoing sentence as well as copies of the Transaction Documents. In addition, the Company will make such other filings and notices in the manner and time required by the SEC, AMEX and the TSX.

          9.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.
          9.9 Entire Agreement. This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.
          9.10 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.
          9.11 Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.
          9.12 Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document. The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor. Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents. Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Investors has been provided with the same Transaction Documents for the purpose of closing a transaction with multiple Investors and not because it was required or requested to do so by any Investor.
          9.13 Currency. All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.
[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

The Company:	MAD CATZ INTERACTIVE, INC.
By:
Name:
Title:

The Investors:

[NAME]
By:
Name:
Title:

Aggregate Purchase Price: $
Number of Shares:
Number of Warrants:
Address for Notice:
[other investors]